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                                                                    EXHIBIT 23.6










                      CONSENT OF DANIELSON ASSOCIATES INC.
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                           Danielson Associates Inc.
                            6110 Executive Boulevard
                                   Suite 504
                         Rockville, Maryland 20852-3903
                              Tel: (301) 468-4884
                              Fax: (301) 468-0013
                                                               Pittsburgh Office
                                                               -----------------
                                                             Tel: (412) 262-3207



                      CONSENT OF DANIELSON ASSOCIATES INC.


     We hereby consent to the inclusion in the Proxy Statement/Prospectus forming a part of this Registration Statement of our opinion to the Board of Directors of Southwest National Corporation, attached as Annex III to such Proxy Statement/Prospectus, and the references to such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                  DANIELSON ASSOCIATES INC.



                                  By   /s/ Arnold G. Danielson
                                    --------------------------
                                     Arnold G. Danielson
                                     Chairman

Rockville, Maryland
August 28, 1998